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
                                                                                                                 EXHIBIT 12
                                                         OHIO POWER COMPANY
                                   Computation of Consolidated Ratio of Earnings to Fixed Charges
                                                  (in thousands except ratio data)
                                                                                      Year Ended December 31,
                                                                         1990        1991       1992       1993       1994
      Fixed Charges:
        Interest on First Mortgage Bonds. . . . . . . . . . . . . . . $ 67,079    $ 71,765   $ 83,572   $ 74,121   $ 63,805
        Interest on Other Long-term Debt. . . . . . . . . . . . . . .   28,425      28,575     26,611     24,510     21,453
        Interest on Short-term Debt . . . . . . . . . . . . . . . . .    4,943       5,973      2,711      1,122        992
        Miscellaneous Interest Charges. . . . . . . . . . . . . . . .    3,177       3,237      2,800      2,958      5,140
        Estimated Interest Element in Lease Rentals . . . . . . . . .   25,000      22,800     22,800     15,300     13,900
             Total Fixed Charges. . . . . . . . . . . . . . . . . . . $128,624    $132,350   $138,494   $118,011   $105,290

      Earnings:
        Net Income. . . . . . . . . . . . . . . . . . . . . . . . . . $179,990    $166,102   $160,553   $185,770   $162,626
        Plus Federal Income Taxes . . . . . . . . . . . . . . . . . .   72,816      78,480     75,783     64,244     74,822
        Plus State Income Taxes . . . . . . . . . . . . . . . . . . .    2,771       1,898      1,082      2,626      3,375
        Plus Fixed Charges (as above) . . . . . . . . . . . . . . . .  128,624     132,350    138,494    118,011    105,290
             Total Earnings . . . . . . . . . . . . . . . . . . . . . $384,201    $378,830   $375,912   $370,651   $346,113

      Ratio of Earnings to Fixed Charges. . . . . . . . . . . . . . .     2.98        2.86       2.71       3.14       3.28

                                                                                                                 EXHIBIT 12
                                                         OHIO POWER COMPANY
                                   Computation of Consolidated Ratio of Earnings to Fixed Charges
                                         and Preferred Stock Dividend Requirements Combined
                                                  (in thousands except ratio data)
                                                                                      Year Ended December 31,
                                                                         1990        1991       1992       1993       1994
      Fixed Charges:
       Interest on First Mortgage Bonds . . . . . . . . . . . . . . . $ 67,079    $ 71,765   $ 83,572   $ 74,121   $ 63,805
       Interest on Other Long-term Debt . . . . . . . . . . . . . . .   28,425      28,575     26,611     24,510     21,453
       Interest on Short-term Debt. . . . . . . . . . . . . . . . . .    4,943       5,973      2,711      1,122        992
       Miscellaneous Interest Charges . . . . . . . . . . . . . . . .    3,177       3,237      2,800      2,958      5,140
       Estimated Interest Element in Lease Rentals. . . . . . . . . .   25,000      22,800     22,800     15,300     13,900
            Total Fixed Charges . . . . . . . . . . . . . . . . . . .  128,624     132,350    138,494    118,011    105,290
      Preferred Stock Dividend Requirements (1) . . . . . . . . . . .   24,915      24,972     24,895     22,801     22 253
            Total Fixed Charges and Preferred Stock
              Dividend Requirements Combined. . . . . . . . . . . . . $153,539    $157,322   $163,389   $140,812   $127,543

      Earnings:
       Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . $179,990    $166,102   $160,553   $185,770   $162,626
       Plus Federal Income Taxes. . . . . . . . . . . . . . . . . . .   72,816      78,480     75,783     64,244     74,822
       Plus State Income Taxes. . . . . . . . . . . . . . . . . . . .    2,771       1,898      1,082      2,626      3,375
       Plus Fixed Charges (as above). . . . . . . . . . . . . . . . .  128,624     132,350    138,494    118,011    105,290
            Total Earnings. . . . . . . . . . . . . . . . . . . . . . $384,201    $378,830   $375,912   $370,651   $346,113

      Ratio of Earnings to Fixed Charges and Preferred Stock
        Dividend Requirements . . . . . . . . . . . . . . . . . . . .     2.50        2.40       2.30       2.63       2.71



      (1)   Represents preferred stock dividend requirements less the effect of preferred stock dividend deduction for federal income tax purposes ($872,000 in years ended December 31, 1990 through 1992 and $847,000 in years ended December
            31, 1993 and 1994) multiplied by the ratio of earnings before income taxes to net income with the preferred stock dividend deduction added to the result of the calculation.